Exhibit 99

    Trex Company to Restate Previously Issued Financial Statements


    WINCHESTER, Va.--(BUSINESS WIRE)--Jan. 26, 2007--Trex Company, Inc. (NYSE: TWP) today announced that, to correct certain errors, it will restate the Company's financial results, including quarterly results, for its fiscal years ended December 31, 2003 through 2005 and its quarterly results for the first nine months of fiscal 2006.

    The Company expects that the restatements will have the cumulative effect of increasing the Company's reported net income for fiscal 2003 through 2005 by approximately $0.2 million. For the fiscal years ended December 31, 2003 and 2004, the Company's reported net income is expected to increase by approximately $0.1 million and $0.3 million, respectively, or $0.01 and $0.02 per diluted share, respectively. For the fiscal year ended December 31, 2005, the Company's reported net income is expected to decrease by approximately $0.02 million, or $0.02 per diluted share. The Company's previously reported net income for the fiscal years ended December 31, 2003, 2004 and 2005 was $21.0 million, $27.2 million and $2.5 million, respectively. The Company estimates that the restatements will also have the effect of increasing its reported net income of $15.9 million for the first nine months of fiscal 2006 by approximately $0.2 million, or $0.02 per diluted share.

    The restatements will reflect the correction of errors related to the recording of certain expenses in cost of sales, selling, general and administrative expenses, and interest expense. The restatements will not affect the Company's reported revenue. The errors did not have a material impact on any balance sheet accounts as of the end of any of the affected fiscal periods.

    Additional information about the restatement of the Company's financial results for the fiscal years ended December 31, 2003 through 2005 and the first nine months of fiscal 2006 will be contained in the Company's current report on Form 8-K to be filed with the Securities and Exchange Commission. Until the restatements are completed, the Company cautions that its historical financial statements for the affected fiscal periods should not be relied upon.

    About Trex Company

    Trex Company is the nation's largest manufacturer of composite decking and railing, with over 14 years of product experience. Products are marketed under the brand name Trex(R). Made from a unique formulation of reclaimed wood and plastic, combined through a proprietary process, Trex decking and railing offer significant design flexibility with fewer ongoing maintenance requirements than wood. For more information, visit the Company's website, www.trex.com. Trex(R) is a trademark of Trex Company, Inc., Winchester, Va.

    The statements in this press release regarding the Company's expected sales performance and operating results, its projections of net sales, net income, earnings per share and costs, its anticipated financial condition and its business strategy constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products, the sensitivity of the Company's business to general economic conditions, the Company's ability to obtain raw materials at acceptable prices, the Company's ability to increase production levels to meet increasing demand for its products, and the highly competitive markets in which the Company operates. The Company's report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006 and its subsequent filings on Form 10-Q for the first three quarters of 2006 discuss some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Trex Company, Inc.
             Paul Fletcher
             Chief Financial Officer
             540-542-6300
             or
             Lippert/Heilshorn & Associates
             Harriet Fried, 212-838-3777